                                  EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACTS
Investor Relations:                                     Media Relations:
Eric Haskell                                            Laura Kvinge
610.578.5175                                            801.257.4158
ehaskell@sct.com                                        lkvinge@sct.com



            SCT Announces Financial Results for the Second Quarter of
                      Fiscal 2003; Schedules Investor Call

MALVERN, Pa. -- April 16, 2003 -- SCT (NASDAQ:SCTC), the industry-leading provider of software and services supporting higher education worldwide, today announced its financial results for the second quarter of fiscal year 2003, which ended March 31, 2003.

The Company had income from continuing operations of $583,000 or $.02 per diluted share in the second quarter, versus $510,000 or $.02 per diluted share for the same period last year. Revenue for the quarter was $65,343,000 compared with $58,529,000 in the second quarter of fiscal 2002.

For the quarter, the Company took a pre-tax restructuring charge of $1,520,000 or $.03 per diluted share. This charge was for severance payments related to a reduction in force, primarily in professional services, at the end of February. The Company took a pre-tax restructuring charge of $4,874,000 or $.08 per diluted share in the prior year.

Net income for the quarter was $5,422,000 or $.16 per diluted share and incorporates a gain on the sale of the utilities business and a loss on the discontinued operations of $.14 per diluted share. These numbers compare to a net loss of $10,228,000 or $.31 per diluted share for the same period last year, which included the loss on the sale of the manufacturing business.

The Company's backlog of business under contract at the end of the second quarter was $543 million, compared with approximately $387 million a year ago.

"Over the past quarter, it has become evident that the economic climate is having an impact on spending in higher education," said Mike Chamberlain, SCT President and CEO. "While the company maintained profitability, we are disappointed with our second quarter results. We will continue to monitor and adjust our plans in an attempt to improve our performance, in light of the current market conditions."

"We believe the overall political and economic environment will impact the shorter term financial results, and are lowering our second half growth projections from 15-20 percent to the ten percent range," noted Chamberlain. "However, as a company, we are stronger than ever. We continue to have a strong competitive win rate. We also have a strong balance sheet, excellent products, and industry expertise unmatched by our competitors."


SCT will hold a conference call on Monday, April 21, at 5:00 p.m. EST to discuss these results. To participate, please call 646-862-1049 and use the reservation number 21140797. A recording of the call will be available for replay April 21 at 7:00 p.m. through April 25 at 7:00 p.m. To listen to the recording, please call 800.633.8284 (domestic) or 402.977.9140 (international) and use the reservation number 21140797.
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About SCT
SCT is the leading global provider of e-education technology solutions for institutions of all sizes and levels of complexity. The Company supports more than 1,300 client institutions worldwide with administrative and academic solutions, portal and community solutions, content management and workflow solutions, information access and integration solutions, and professional services. SCT works collaboratively with clients and partners to provide the e-Education Infrastructure that enables institutions to create the digital campuses that fulfill their unique missions. For more information visit www.sct.com.

                                       ###

Statements made in this press release that state the Company's or management's intentions, beliefs, expectations, or predictions for the future, including without limitation those relating to second half growth projections, are forward-looking statements and are subject to a number of risks, assumptions and uncertainties that could cause the Company's actual results to differ materially from those projected. Readers are cautioned that these statements are only predictions and may differ materially from actual future events or results. These risks, assumptions and uncertainties include, without limitation: the ability to complete and deliver products and services cost effectively and on a timely basis; technological shifts; economic and geopolitical conditions in the U.S. and abroad; the ability of the Company and its alliance partners to accomplish their integration plans and to meet development and implementation schedules cost-effectively and on a timely basis; the ability to develop and market innovative products and services offerings cost-effectively and on a timely basis; market acceptance of new products and services; continued acceptance of existing products and services; competitive and pricing pressures in the higher education market; the mix of products and services the Company sells; the Company's ability to efficiently integrate acquired businesses; maturing product life cycles; implementation of operating cost structures that align with revenue growth; the financial condition of our customers and alliance partners; the ability to achieve better services utilization rates and improve services margins; the continued ability to obtain or protect intellectual property rights; the Company's ability to attract and retain highly skilled personnel; and other risks and uncertainties referenced in the Company's filings with the Securities and Exchange Commission, including but not limited to the Company's annual report on Form 10-K and quarterly reports on Form 10-Q. All information in this release is as of April 16, 2003. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company's expectations.

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SYSTEMS & COMPUTER TECHNOLOGY CORPORATION AND SUBSIDIARIES
CONSOLIDATED RESULTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                        Three Months Ended                Six Months Ended
                                                                             March 31,                        March 31,
                                                                        2003         2002                 2003          2002
                                                                     ----------   -----------          ----------   -----------
Revenues:
  Software sales and commissions                                        $7,478        $6,913             $18,472       $12,969
  Maintenance and enhancements                                          26,618        22,017              48,651        40,981
  Software services                                                     22,577        20,032              42,304        36,131
  Outsourcing services                                                   8,187         8,350              16,463        16,703
  Interest and other income                                                483         1,217               2,428         2,714
                                                                     ----------   -----------          ----------   -----------
        Total revenues                                                  65,343        58,529             128,318       109,498

Expenses:
  Cost of software sales, commissions,
     maintenance and enhancements                                       19,985        15,155              36,497        26,597
  Cost of software services                                             17,851        15,933              35,504        29,837
  Cost of outsourcing services                                           6,047         6,286              12,151        12,952
  Selling, general, and administrative                                  18,469        14,516              37,334        29,172
  Retirement and restructuring charge                                    1,520         4,874               1,520         4,874
  Interest expense                                                         492         1,047                 996         2,093
                                                                     ----------   -----------          ----------   -----------
        Total expenses                                                  64,364         57,811            124,002       105,525

Income from continuing operations
  before income taxes                                                      979           718               4,316         3,973

Provision for income taxes                                                 396           208               1,731         1,569
                                                                     ----------   -----------          ----------   -----------

Income from continuing operations                                          583           510               2,585         2,404
                                                                     ----------   -----------          ----------   -----------


Discontinued operations:
  Loss from discontinued operations, adjusted
  for applicable provision (benefit) for income taxes of
  $755, ($243), $899 and ($1,229), respectively                        (1,794)       (3,696)             (1,577)       (5,028)

  Gain (loss) on sale of discontinued operations, net of
  income tax provision (benefit) of $865, ($3,446),
  $865 and ($3,446), respectively                                        6,633       (7,042)               6,633       (7,042)
                                                                     ----------   -----------          ----------   -----------

Income (loss) from discontinued operations                               4,839      (10,738)               5,056      (12,070)
                                                                     ----------   -----------          ----------   -----------

Net income (loss)                                                       $5,422     ($10,228)              $7,641      ($9,666)
                                                                     ==========   ===========          ==========   ===========

Income from continuing operations
  per common share                                                       $0.02         $0.02               $0.08         $0.07
                                                                     ==========   ===========          ==========   ===========
  per share -- assuming dilution                                         $0.02         $0.02               $0.08         $0.07
                                                                     ==========   ===========          ==========   ===========

Income (loss) from discontinued operations
  per common share                                                       $0.14       ($0.32)               $0.15       ($0.36)
                                                                     ==========   ===========          ==========   ===========
  per share -- assuming dilution                                         $0.14       ($0.32)               $0.15       ($0.36)
                                                                     ==========   ===========          ==========   ===========

Net income (loss)
  per common share                                                       $0.16       ($0.31)               $0.23       ($0.29)
                                                                     ==========   ===========          ==========   ===========
  per share -- assuming dilution                                         $0.16       ($0.31)               $0.23       ($0.29)
                                                                     ==========   ===========          ==========   ===========

Common shares and equivalents outstanding:
  Average common shares                                                 33,611        33,126              33,571        33,101
  Average common shares -- assuming dilution                            33,633        33,445              33,619        33,463

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CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

                                                      March 31,   Sept. 30,
                                                        2003         2002
                                                    -------------------------

Cash & short-term investments                         $78,189       $133,574
Receivables                                            88,932         77,824
Note Receivable                                        10,000              0
Prepaid expenses & other assets                        34,980         37,110
Property & equipment                                   27,983         27,265
Capitalized software                                    3,331          4,427
Goodwill                                               47,167         28,784
Intangible assets                                      19,665         10,689
Other assets & deferred charges                        27,365         15,169
Net assets of discontinued operations                       0         31,805
                                                    ----------    -----------
  TOTAL ASSETS                                       $337,612       $366,647
                                                    ==========    ===========


Current liabilities                                   $74,175        $70,441
Long-term debt                                         33,790         74,723
Other long-term liabilities                             2,911          2,912
Stockholders' equity                                  226,736        218,571
                                                    ----------    -----------
  TOTAL LIABILITIES & EQUITY                         $337,612       $366,647
                                                    ==========    ===========